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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-126318 on Form S-4 of Duke Energy Holding Corporation of our report dated March 16, 2005 (December 9, 2005 as to the references to the Duke Energy North America discontinued operations and the segment changes in the "Reclassifications and Other Changes" section of Note 1, and the reference to "Acquisitions and Dispositions—Cinergy Merger" in Note 23), relating to the financial statements and financial statement schedule of Duke Energy Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of new accounting pronouncements and an explanatory paragraph regarding the agreements in February 2005 to sell Texas Eastern Products Pipeline Company LLC to Enterprise GP Holdings L.P. and to transfer a 19.7% interest in Duke Energy Field Services to ConocoPhillips), and to our report dated March 16, 2005 relating to management's report on the effectiveness of internal control over financial reporting, appearing in the Current Report on Form 8-K of Duke Energy Corporation dated December 9, 2005, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
December 9, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM